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                                                                     EXHIBIT 4.7

                   AMENDMENT NO. 3 TO THE AMENDED AND RESTATED
                              INVESTORS' AGREEMENT

     AMENDMENT NO. 3 dated as of December 13, 2001 to the Amended and Restated Investors' Agreement dated as of June 19, 2000, as amended (the "INVESTORS' AGREEMENT").

                              W I T N E S S E T H:

     WHEREAS, Charles River Laboratories International, Inc., a Delaware corporation (the "COMPANY"), and several stockholders from time to time parties thereto have entered into the Investors' Agreement; and

     WHEREAS, the Company, DLJ Merchant Banking II, Inc. and B&L CRL, Inc. desire to terminate the Investors' Agreement in accordance with Section 6.06 thereof.

     NOW, THEREFORE, it is agreed as follows:

     SECTION 1. DEFINED TERMS; REFERENCES. Unless otherwise specifically defined herein, each term used herein which is defined in the Investors' Agreement has the meaning assigned to such term in the Investors' Agreement. Each reference to "hereof," "hereunder," "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Investors' Agreement shall, after this Amendment becomes effective, refer to the Investors' Agreement as mended hereby.

     SECTION 2. TERMINATION. In accordance with Section 6.06 of the Investors' Agreement entitled "Amendment; Waiver; Termination," the Investors' Agreement is hereby terminated in its entirety.

     SECTION 3. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SUCH STATE

     SECTION 4. EFFECTIVENESS. This Amendment will be effective as of the date hereof when signed by the Company, DLJ Merchant Banking II, Inc. and B&L CRL, Inc.

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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the 13th day of December, 2001.

                                              CHARLES RIVER LABORATORIES,
                                              INTERNATIONAL, INC.

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                              DLJ MERCHANT BANKING II, INC.

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

                                              B&L CRL, INC.

                                              By:
                                                 -------------------------------
                                                  Name:
                                                  Title:

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